                                                                     EXHIBIT 3.2



                                    BY-LAWS

                                       OF

                              GENZYME CORPORATION



                                   ARTICLE I

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE. Meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or at such other place as may be named in the notice.

         SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held on the fourth Thursday of May or on such other date within six months after the end of the fiscal year of the corporation and at such hour and place as the directors or an officer designated by the directors shall determine. In the event that the annual meeting has not been held on such date, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called only by the president or by the directors, and shall be called by the clerk or, in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold not less than 90% (or such lesser percentage as may be required by law) in interest of the capital stock entitled to vote thereat.

         SECTION 4. NOTICE. A written notice of the date, place and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the clerk or an assistant clerk (or by any other officer who is entitled to call such a meeting) at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Notwithstanding the foregoing, in the case of any special meeting called upon the written application of stockholders, such meeting shall be called not less than sixty
(60) days nor more than ninety (90) days after such application is received by the corporation and written notice thereof shall be given in accordance with the preceding sentence at least twenty (20) days before the meeting. Whenever notice of a meeting is required to be given a stockholder under applicable law, the articles of organization or these by-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

         SECTION 5. STOCKHOLDER NOMINATIONS OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting. Nominations of persons for election as directors may be made by or at the direction of the directors, or by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the chairman of the board, if any, the president, the treasurer or the clerk. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation the earlier of: (a) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting, provided, however, that this subsection (a) shall not apply if (i) there was no annual meeting in the prior year or (ii) the date of the current year's annual meeting is more than 30 days from the anniversary date of the prior year's annual meeting; or (b) 60 days prior to the annual meeting; provided, however, that (except as to an annual meeting held on the date specified in these by-laws, such date not having been changed since the last annual meeting), if less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a director at any annual or special meeting of stockholders unless nominated in accordance with the procedures set forth herein.

         The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         SECTION 6. ADVANCE NOTICE OF STOCKHOLDER-PROPOSED BUSINESS AT ANNUAL MEETINGS. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the president or the directors, (b) otherwise properly brought before the meeting by or at the direction of the board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the chairman of the board, if any, the president, the clerk or the treasurer. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation the earlier of: (a) not less than 90 days nor more than 120 days prior to the anniversary date of the prior year's annual meeting, provided, however, that this subsection (a) shall not apply if
(i) there was no annual meeting in the prior year or (ii) the date of the current year's annual meeting is more than 30 days from the anniversary date of the prior year's annual meeting; or (b) 60 days prior to the annual meeting; provided, however, that (except as to an annual meeting held on the date specified in these by-laws, such date not having been changed since the last annual meeting), if less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

         Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this section, provided, however, that nothing in this section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.

         The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this section, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 7. QUORUM. A majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a smaller number may adjourn from time to time without further notice until a quorum is secured.

         SECTION 8. ACTION BY VOTE. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall effect such election and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, the articles of organization or these by-laws or when the directors requires a larger vote upon any election or question (to the extent permitted by law). No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

         SECTION 9. VOTING. Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the articles of organization. The corporation shall not, directly or indirectly, vote any shares of its own stock. Stockholders may vote in person or by proxy. To the extent approved by the directors, a stockholder may appoint proxies by electronic transmission under procedures designed to permit determination that such transmission was authorized by the stockholder.

SECTION 10. ACTION BY CONSENT. Except as otherwise required by law, any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders.

                                   ARTICLE II

                             OFFICERS AND DIRECTORS

         SECTION 1. ENUMERATION. The corporation shall have a board of not less than three directors, except that whenever there shall be fewer than three stockholders, the number of directors may be less than three but in no event less than the number of stockholders. The number of directors shall be fixed by the directors and may be enlarged at any time by vote of a majority of the directors then in office. The officers of the corporation shall be a president, a treasurer, a clerk and such other officers as the directors may from time to time appoint.

         SECTION 2. QUALIFICATIONS. Directors and officers need not be stockholders. No officer need be a director. Two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless a resident agent shall have been appointed pursuant to the Massachusetts Business Corporation Law.

         SECTION 3. ELECTION. The directors shall be elected in the manner provided in the articles of organization, by such stockholders as have the right to vote thereon. The directors at their annual meeting in each year shall elect a president, a treasurer and a clerk, and may at any time elect such other officers as they shall determine. Except as hereinafter provided, the president, the treasurer and the clerk shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Other officers shall serve at the pleasure of the directors.

         SECTION 4. REMOVAL. Directors may be removed from office only as provided in the articles of organization. Officers elected or appointed by the directors may be removed from their respective offices with or without cause by vote of a majority of the directors then in office. A director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         SECTION 5. RESIGNATION. Resignations by officers or directors shall be given in writing to the president, treasurer, clerk or directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

         SECTION 6. VACANCIES. Continuing directors may act despite a vacancy or vacancies in the board and shall for this purpose be deemed to constitute the full board. Any vacancy in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board, may be filled by the directors then in office, though less than a quorum. Vacancies in any other office may be filled by the directors.

                                  ARTICLE III

                            MEETING OF THE DIRECTORS

         SECTION 1. REGULAR MEETINGS. Regular meetings of the directors may be held without call or notice at such times and places within or without the Commonwealth of Massachusetts as the directors may fix provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. An annual meeting of the directors may be held in each year without call or notice immediately after and at the place of the meeting at which the board is elected.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the president or by two or more directors, reasonable notice thereof being given to each director by the clerk or by the officer or one of the directors calling the meeting.

         SECTION 3. NOTICE. No notice need be given for a regular or annual meeting of the directors. Forty-eight hours' notice by mail, telegraph, telephone or word of mouth shall be given for a special meeting unless shorter notice is adequate under the circumstances. A notice or waiver of notice need not specify the purpose of any special meeting. Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

         SECTION 4. QUORUM. A majority of the directors then in office shall constitute a quorum, but a smaller number may adjourn finally or from time to time without further notice until a quorum is secured. If a quorum is present, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, the articles of organization or these By-laws.

         SECTION 5. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

         SECTION 6. COMMITTEES. The directors may elect from their number an executive committee or other committees and may by like vote delegate to committees so elected some or all of their powers to the extent permitted by law. Except as the directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these by-laws for the directors. The directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

                                   ARTICLE IV

                  POWERS AND DUTIES OF DIRECTORS AND OFFICERS

         SECTION 1. DIRECTORS. The business of the corporation shall be managed by the directors, who may exercise all such powers of the corporation as are not by law, by the articles of organization or by these by-laws required to be otherwise exercised. The directors may from time to time to the extent permitted by law delegate any of their powers to committees, officers, attorneys or agents of the corporation, subject to such limitations as the directors may impose.

         SECTION 2. CHAIRMAN AND PRESIDENT. The directors may appoint a chairman of the board who, unless otherwise determined by the directors, shall, when present, preside at all meetings of the directors and shall have such other powers and duties as customarily belong to the office of chairman of the board or as may be designated from time to time by the directors. The president shall be the chief executive officer of the corporation unless the directors designate another officer, in which event he shall, unless the directors otherwise determine, be the chief operating officer. The chief executive officer shall, subject to the direction of the directors, have general supervision and control of the business of the corporation. Except as provided above regarding the Chairman and unless the directors specify otherwise, the chief executive officer shall preside at all meetings of stockholders and of the directors at which he is present. The president and chief executive officer shall perform such other duties and shall have such other powers as the directors may designate from time to time.

         SECTION 3. VICE PRESIDENTS. The vice presidents, if any, shall have such powers and duties as may be designated from time to time by the directors or by the president.

         SECTION 4. TREASURER. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall have such other powers and duties as customarily belong to the office of treasurer or as may be designated from time to time by the directors or by the president.

         SECTION 5. CLERK. The clerk shall record all proceedings of the stockholders and directors in a book or books to be kept therefor and shall have custody of the seal of the corporation.

                                   ARTICLE V

                              EMPLOYMENT CONTRACTS

         The corporation may enter into employment contracts authorized by the directors extending beyond the terms of the directors. An employment contract shall be valid despite any inconsistent provision of these by-laws relating to terms of officers and removal of officers with or without cause but shall not affect the authority of the directors to remove officers. Any removal or failure to reelect an officer shall be without prejudice to the officer's contract rights, if any.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         A person entitled to indemnification hereunder whose duties include service or responsibilities as a fiduciary with respect to a subsidiary or other organization shall be deemed to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith in the reasonable belief that his action was in the best interests of such subsidiary or organization or of the participants or beneficiaries of, or other persons with interests in, such subsidiary or organization to whom he had a fiduciary duty.

         Where indemnification hereunder requires authorization or approval by the corporation, such authorization or approval shall be conclusively deemed to have been obtained, and in any case where a director of the corporation approves the payment of indemnification, such director shall be wholly protected, if:

                  (i) the payment has been approved or ratified (l) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceeding and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding; or

                  (ii) the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (l),
(2) or (3) of subparagraph (i); or

                  (iii) the payment is approved by a court of competent jurisdiction; or

                  (iv) the directors have otherwise acted in accordance with the standard of conduct set forth in the Massachusetts Business Corporation Law.

         Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the corporation of a written request therefor from the person to be indemnified, unless with respect to a claim for indemnification the corporation shall have determined that the person is not entitled to indemnification. If the corporation denies the request or if payment is not made within such 30 day period, the person seeking to be indemnified may at any time thereafter seek to enforce his rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he shall be entitled also to indemnification for the expenses of prosecuting such action. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the corporation.

         The right of indemnification under this article shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

         The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder. The indemnification provided hereunder may, to the extent authorized by the corporation, apply to the directors, officers and other persons associated with constituent corporations that have been merged into or consolidated with the corporation who would have been entitled to indemnification hereunder had they served in such capacity with or at the request of the corporation.

         The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which such director or officer or other persons may be entitled. Nothing contained in this article shall affect any rights to indemnification to which corporation employees or agents other than directors and officers and other persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

                                  ARTICLE VII

                            STOCK AND TRANSFER BOOKS

         The corporation shall keep in the Commonwealth of Massachusetts at its principal office (or at an office of its transfer agent or of its clerk or of its resident agent) stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each. The corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares represented thereby and that his record address is his proper address. The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed:

                  (i) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, the close of business on the next day preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the directors may, to the extent permitted by law, fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                 CAPITAL STOCK

         SECTION 1. ISSUANCE OF STOCK. Any unissued capital stock from time to time authorized under the articles of organization may be issued by vote of the directors.

         SECTION 2. SHARES REPRESENTED BY CERTIFICATES AND UNCERTIFICATED SHARES. The directors may determine that some or all of any or all classes and series of shares shall be uncertificated shares. Unless the directors have so determined, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board of directors, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

         SECTION 3. LOSS OF CERTIFICATES. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

                                   ARTICLE IX

                              SEAL AND FISCAL YEAR

         The seal shall be circular in form with the name of the corporation around the periphery and words and figures "Incorporated 1991 Massachusetts" within. The fiscal year shall be fixed from time to time by the directors.

                                   ARTICLE X

                   MASSACHUSETTS CONTROL SHARE ACQUISITION ACT

         The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to the corporation.

                                   ARTICLE XI

                             EXECUTION OF DOCUMENTS

         Except as the directors may generally or in particular cases authorize the execution thereof in some manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president, or the treasurer.

                                  ARTICLE XII

                              AMENDMENT OF BY-LAWS

         These by-laws may be amended, altered or repealed in whole or in part, and new by-laws may be adopted, by vote of the holders of a majority of the shares of common stock outstanding and entitled to vote. The directors may also make, amend or repeal these by-laws in whole or in part, except with respect to any provision thereof which by law, the articles of organization or these by-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any by-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws.